February 1, 2006

Conversion Services International, Inc.
and its Subsidiaries
100 Eagle Rock Avenue
East Hanover, New Jersey 07936

Attention: Chief Financial Officer

Re: Overadvance Side Letter

Ladies and Gentleman:

Reference is hereby made to that certain Security Agreement dated as of the date hereof by and among CONVERSION SERVICES INTERNATIONAL, INC., a Delaware corporation (“CSII”), such other subsidiaries of CSII named in that certain Security Agreement or which hereafter become a party thereto (collectively, the “Eligible Subsidiaries” and, together with CSII, the “Companies” and, each a “Company”) and Laurus Master Fund, Ltd. (“Laurus”) (as amended, modified or supplemented from time to time, the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement.

Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make a Loan (the “Overadvance”) to the Company in excess of the Formula Amount in effect on the date hereof in an aggregate principal amount equal to $3,101,084 (the “Initial Overadvance Amount”).

In connection with making the Overadvance, during the period commencing on the date hereof through an including December 31, 2007 (the “Period”), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances; provided however, that the Company shall at all times be required to repay to Laurus all amounts in excess of the then applicable Overadvance Amount (as defined below) immediately upon the occurrence of such excess. Laurus further agrees that solely for such Period (but not thereafter), to the extent that the Company has not breached any of its obligations hereunder, (i) the Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement and (ii) notwithstanding anything to the contrary set forth in Section 5(b)(iii) of the Security Agreement, during the Period the Overadvance rate of interest applicable to such Overadvance shall be the Contract Rate of interest otherwise applicable to Loans as determined pursuant to Section 1 of the Secured Non-Convertible Revolving Note from time to time. Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on February 1, 2006 on the first business day of each consecutive calendar month thereafter through and including the December 31, 2007, whether by acceleration or otherwise. All other terms and provisions of the Security Agreement and the Ancillary Agreements shall remain in full force and effect.

During the Period commencing on February 2, 2007 (the “First Overadvance Reduction Date”) and continuing through December 31, 2007 (the “Overadvance Reduction Period”), on the first business day of each month falling within the Overadvance Reduction Period (each, an Overadvance Reduction Date”), commencing on First Overadvance Reduction Date, the Overadvances otherwise permitted hereunder shall be reduced to such aggregate principal amount as is set forth on Annex A opposite such Overadvance Reduction Date (each, a “Reduced Overadvance Amount” and, together with the Initial Overadvance Amount (as shall be in effect on the date hereof until giving effect to the First Overadvance Reduction Date), each an “Overadvance Amount”), and the Company shall pay to Laurus on each such Overadvance Reduction Date all amounts outstanding and in excess of the then applicable Reduced Overadvance Amount. During the Period, so long as no Event of Default has occurred and is continuing, the Company shall be permitted to request borrowings of Loans in excess of the Formula Amount to the extent that the aggregate principal amount of such Loans, when added to the aggregate principal amount of all other Loans, fees and accrued interest then outstanding and in excess of the Formula Amount, shall not exceed the Reduced Overadvance Amount applicable as of the date of such proposed borrowing. The foregoing payment obligations of the Company shall be in addition to, and not in substitution of, all other payment obligations of the Company to Laurus as may be required under the terms of the Security Agreement and the Ancillary Agreements referred to therein. For the avoidance of doubt, all proceeds applied by the Company in repayment of its obligations to Laurus hereunder and under the Security Agreement and the Ancillary Agreements shall be first applied as a repayment of the Overadvances unless otherwise agreed by Laurus.

This letter may not be amended or waived except by an instrument in writing signed by each Company and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.

LAURUS MASTER FUND, LTD.

By:_________________________________
Name: David Grin
Title: Director

Agreed and accepted on the date hereof

CONVERSION SERVICES INTERNATIONAL, INC.

By:____________________________
Name:
Title:

MCKNIGHT ASSOCIATES, INC.

By:____________________________
Name:
Title:

DELEEUW ASSOCIATES, LLC

By:____________________________
Name:
Title:

CSI SUB CORP. (DE)

By:____________________________
Name:
Title:

INTEGRATED STRATEGIES, INC.

By:____________________________
Name:
Title:

CSI SUB CORP. II (DE)

By:____________________________
Name:
Title:

ANNEX A

Overadvance Reduction Date	Reduced Overadvance Amount

February 1, 2007	$2,842,660
March 1, 2007	$2,584,237
April 2, 2007	$2,325,813
May 1, 2007	$2,067,389
June 1, 2007	$1,808,966
July 2, 2007	$1,550,542
August 1, 2007	$1,292,118
September 3, 2007	$1,033,695
October 2, 2007	$775,271
November 1, 2007	$516,847
December 3, 2007	$258,424
December 31, 2007	$0